Exhibit 99.4
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                                            For Further Information:
                                            Tammy Bobbitt, Investor Relations
                                                              + 1 847 518 4771
                                            Andrea Steffy, Corporate Relations
                                                              + 1 847 518 4973
                                            Jenny Cropper, Corporate Relations
                                                              + 44 1793 888150


GALILEO INTERNATIONAL EXPANDS STOCK REPURCHASE PROGRAM TO $750 MILLION

     ROSEMONT, Ill., June 17, 1999--Galileo International, Inc. (NYSE: GLC) today announced that its Board of Directors has authorized the Company to purchase up to $750 million in Galileo common stock. This is an increase from the $500 million previously authorized in April 1999.
    Purchases will be made periodically in the open market to take advantage of favorable conditions or in privately negotiated transactions, including transactions with any of its airline stockholders. They will be funded through working capital and will have no effect on any current or future growth plans.
     James E. Barlett, chairman, president and chief executive officer, commented, "This repurchase program reflects our continued belief that Galileo is an attractive investment. Given our recent repurchase of shares owned by the British Airways subsidiary, this increased authorization provides us with continued flexibility to be opportunistic in the market. We continue to see attractive opportunities for growth in our core business as well as through synergistic alliances and acquisitions; our strong cash flow will enable us to take advantage of these opportunities going forward."
    Repurchased shares will be accumulated by the Company and held in treasury for the purpose of providing available shares for possible resale in future public or private offerings, and for other general corporate purposes.
    The repurchase program will be carried out in accordance with certain volume, timing and price constraints imposed by the Securities and Exchange Commission's rules applicable to such transactions. The amount, timing and price of purchases will otherwise depend on market conditions and other factors.
     Galileo International is one of the world's leading providers of electronic global distribution services for the travel industry. The Company provides travel agencies at approximately 40,000 locations, as well as other subscribers, with the ability to access schedule and fare information, book reservations and issue tickets for more than 500 airlines. Galileo International also provides subscribers with information and booking capabilities covering all major hotel chains, car rental companies, cruise lines and numerous tour operators throughout the world. Further information is available on Galileo's web site: http://www.galileo.com.
    Certain  statements  are  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
     The Company has based these forward-looking statements on current expectations and projections about future events. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by the forward-looking statements. There is a caution not to place undue reliance on these forward-looking statements. Risks and uncertainties associated with forward-looking statements include, but are not limited to:
     -- the loss and inability to replace the bookings generated by one or more of the five largest travel agency customers,
     -- sensitivity to general economic conditions and events that affect airline travel and the airlines that participate in the Apollo(R) and Galileo(R) systems,
    -- circumstances relating to the Company's investment in technology, including the ability to timely develop and achieve market acceptance of new products, or the Company's failure or the failure of customers and other third parties to achieve Year 2000 compliance in a timely and cost-effective manner,
    -- the results of international operations and expansion into developing and new CRS markets, governmental approvals, trade and tariff barriers, and political risks,
     -- new or different legal or regulatory requirements governing the CRS industry, and
    -- natural disasters or other calamities that may cause significant damage to the Company's Data Centre facility.